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                                                                     EXHIBIT 2.6

                            NON-COMPETITION AGREEMENT

        THIS NON-COMPETITION AGREEMENT (the "Agreement") is made this 29th day of November 1999 (the "Closing Date"), by and between Chester E. Burrell (the "Employee"), and The TriZetto Group, Inc., a Delaware corporation ("TriZetto" or the "Company"), with reference to the following:

        A. The Company provides Internet-enabled application services and business portals for the healthcare industry within all of the states of the United States of America and the District of Columbia (the "Business"). The Company has three wholly-owned subsidiaries, Croghan & Associates, Inc., a Colorado corporation, Margolis Health Enterprises, Inc., a California corporation, and Creative Business Solutions, Inc., a Texas corporation, which also engage in the Business. The four entities are hereinafter referred to collectively as "TriZetto."

        B. The Company , Novalis Corporation, a Delaware corporation in which Employee is a stockholder ("Novalis"), and the Novalis Securityholders named as such therein, have entered into a Stock Purchase Agreement, dated as of November 29, 1999 (the "Stock Purchase Agreement"), pursuant to which the Company will purchase all of the outstanding capital stock of Novalis.

        C. It is a condition precedent to the obligations of the Company under the Stock Purchase Agreement that Employee enter into a Non-Competition Agreement in the form of this Agreement with the Company, including the covenant not to compete contained herein, and Employee understands and acknowledges that this Agreement is a material inducement to the Company upon which it is relying in consummating the transactions contemplated by the Stock Purchase Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants, warranties and representations contained herein, the parties hereby agree as follows:

        1. Employee covenants that during Employee's employment with the Company, and through December 31, 2001, Employee shall not directly, or indirectly through one or more other persons or entities, engage in, or have any financial or other interests (whether as a principal, partner, shareholder, director, officer, agent, employee, consultant or otherwise) in or provide assistance to any person, firm, corporation or business that engages in, any activity which is the same as or directly competes with, any activity now engaged in by TriZetto that comprises a part of the Business, in, from, at or into any of the states of the United States of America or the District of Columbia. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent or otherwise limit Employee from holding, for investment purposes only, no more than two percent (2%) of any class of equity securities of a company engaged in activities that are competitive with the Business if such class of equity securities is traded on a national securities exchange or on the NASDAQ National Market System.

        2. Employee agrees not to solicit or engage any of the employees of TriZetto at any time during Employee's employment with the Company, and for a period of two (2) years following the termination thereof; provided, that nothing herein shall restrict or preclude the right of Employee or any future employer of Employee to make generalized searches for employees by use of advertisements in the media (including without limitation trade media) or by engaging search firms


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to engage in searches which are not targeted or focused on the employees of the
Company or engaging employees as a consequence thereof.

        3. Employee covenants that neither Employee, nor any affiliate of Employee, shall use for his, her or their benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company, other than TriZetto, any confidential information regarding the business methods, business policies, procedures, techniques, trade secrets, software, products, customer lists or other knowledge or processes used or developed, prior to the Closing Date, by TriZetto, or other information concerning the Business of which TriZetto or Employee became aware prior to the Closing Date (collectively, the "Confidential Information"). The foregoing restrictions shall not apply to: (a) information which is or becomes, other than as a result of a breach of this Agreement, generally available to the public;
(b) information that was available to Employee on a non-confidential basis prior to receipt from the Company or is received thereafter from a third party without restriction and without breach of this Agreement; (c) information that is independently developed by Employee without use of, or reference to, the Confidential Information; or (d) the disclosure of information required to be disclosed pursuant to a subpoena or other legal process; provided that the party required to disclose such information shall notify the Company, in writing, of the receipt of any such subpoena or other legal process requiring such disclosure as soon as reasonably practicable after receipt thereof, as permitted by applicable law, and the Company shall have a reasonable opportunity to quash such subpoena or other legal process prior to any disclosure by Employee.

        4. Employee acknowledges that the restrictions contained in Paragraphs 1 and 2, in view of the nature of the Business and the involvement of Employee in the Business, are reasonable and necessary in order to protect the legitimate interests of TriZetto, and that any violation thereof would result in irreparable injuries to TriZetto. Therefore, Employee acknowledges and agrees that, in the event of a violation by Employee of any of the restrictions contained in Paragraphs 1 or 2 above, the Company shall be entitled to seek and obtain from any court of competent jurisdiction (and without having to join any other party in such action) temporary, preliminary and permanent injunctive relief, in addition to any other rights or remedies to which it or they may be entitled and Employee hereby consents to the issuance of such injunction or grant of such specific performance. In any action or proceeding to enforce the provisions of this Agreement, Employee expressly waives the defense that a remedy of damages will be adequate for a breach of Employee's duties under this Agreement.

        5. It is expressly agreed by Employee that if in any judicial proceeding the geographic coverage of the covenant contained in Paragraph 1 hereof or either of the respective periods of time specified in Paragraphs 1 and 2 hereof should be adjudged unreasonable, then such geographic coverage or such period or periods of time, as the case may be, shall be reduced to the extent necessary to enable the court to enforce the restrictions in Paragraph 1 and 2 to the fullest extent permitted under applicable law.

        6. The rights of the Company hereunder shall inure to, and the obligations of Employee hereunder shall be binding on, their respective heirs, representatives, successors and assigns.

        7. In the event of a controversy, claim or dispute between any of the parties hereto arising out of or relating to this Agreement, or the breach thereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees, expenses and costs.


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        8. This Agreement shall be covered by and construed in accordance with the laws of the State of California, without regard to its conflicts of law rules. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute on and the same instrument.

        9. Neither this Agreement, nor any of the terms or conditions of this Agreement, may be waived, amended or modified except by means of a written instrument duly executed by the parties to be charged therewith. No waiver of any provision, performance or default hereunder in any instance shall be construed as a continuing waiver of such provision, performance or default or a waiver of any other provision, performance or default or a waiver of any future performance or default.

        10. This Agreement, together with the provisions of the Stock Purchase Agreement making reference hereto, contain all of the agreements of the parties with respect to, and supersede all other agreements, written or oral, between the parties relating to, the subject matter of this Agreement.

        11. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Stock Purchase Agreement.


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        THIS NON-COMPETITION AGREEMENT has been duly executed and delivered by the parties hereto as of the date and year first above written.

                                  "EMPLOYEE"

                                  -------------------------------
                                  Chester E. Burrell

                                  "COMPANY"

                                  THE TRIZETTO GROUP, INC.,
                                  a Delaware corporation

                                  By:
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                                  Its:
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